Exhibit 99.1

April 27, 2023 08:30AM Eastern Daylight Time

Air Industries Group to Present at Taglich Brothers 19th Annual Investment Conference on May 1st

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced that Lou Melluzzo, CEO of Air Industries, and Michael Recca, CFO, will present at the Taglich Brothers 19th Annual Investment Conference on Monday, May 1, 2023 at 4:45 PM (ET) in New York. To view the webcast, visit http://www.taglichbrothers.com or the Investor Relations section of the Company’s website at www.airindustriesgroup.com.

ABOUT TAGLICH BROTHERS

Taglich Brothers, Inc. is full-service broker dealer focused exclusively on microcap companies. The Company defines the microcap segment of the equity market as companies with less than $250 million in market capitalization. Taglich Brothers currently offers institutional and retail brokerage services, investment banking and comprehensive research coverage to the investment community.

ABOUT AIR INDUSTRIES GROUP

Air Industries is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, the Company’s ability to timely file required periodic and other reports with the SEC, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control, and . The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com